Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Ligand Pharmaceuticals Incorporated for the registration of 2,000,000 shares of its common stock and to the incorporation by reference therein of our report dated February 22, 2000, with respect to consolidated financial statements of Ligand Pharmaceuticals Incorporated included in the Annual Report (Form 10-K) of Ligand Pharmaceuticals Incorporated for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

San Diego, California
January 18, 2001